Exhibit (17)(a)



                            MEYERS INVESTMENT TRUST

                 PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                              September 14, 2001

This proxy is being solicited on behalf of the Board of Trustees of the Meyers Investment Trust (the "Trust") and relates to the proposals with respect to the Trust, on behalf of the Meyers Pride Value Fund (the "Meyers Fund"). The undersigned hereby appoints as proxies Laila Poveda and Manderley Rush (with power of substitution), to vote all shares of common stock of the undersigned in the Meyers Fund at the Special Meeting of Shareholders to be held at 9:00 a.m., Pacific time, on September 14, 2001, at Meyers Capital Management, LLC, 8901 Wilshire Boulevard, Beverly Hills, California 90211, and any adjournment thereof ("Special Meeting"), with all the power the undersigned would have if personally present.

     The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote "FOR" all proposals set forth in this proxy statement relating to the Meyers Fund and discretionary power to vote upon such other business as may properly come before the Special Meeting.

           YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.
        IF YOU ARE NOT VOTING BY PHONE OR INTERNET, PLEASE SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

             THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.



     MEYERS INVESTMENT TRUST                [YOU MAY VOTE YOUR SHARES BY
                                          COMPLETING ANDSIGNING THIS PROXY
                                           CARD, BY CALLING 1-800-690-6903 AND
                                        FOLLOWING THE RECORDED INSTRUCTIONS
                                         OR ON THE INTERNET BY LOGGING ON TO
                                                WWW.PROXYVOTE.COM]



To vote by Telephone
1)  Read the Proxy Statement and have the proxy card below at hand.
2)  Call 1-800-690-6903.
3) Enter the 12-digit control number set forth on the proxy card and follow the simple instructions.

To vote by Internet
1)  Read the Proxy Statement and have the proxy card below at hand.
2)  Go to Website www.proxyvote.com.
3) Enter the 12-digit control number set forth on the proxy card and follow the simple instructions.

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***Control Number: [provided by ADP***]     Please fold and detach card at perforation before mailing


MEYERS INVESTMENT TRUST             Please vote by checking the appropriate boxes below.


VOTE ON PROPOSALS                                                     FOR         AGAINST     ABSTAIN

1.   To approve an Agreement and Plan of Reorganization.              [ ]           [ ]         [ ]

2.   To transact any other business that may properly come            [ ]           [ ]         [ ]
     before the Special Meeting, or any adjournment thereof,
     in the discretion of the proxies or their substitutes.

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[NAME AND ADDRESS]


Please sign exactly as name appears hereon. If shares are held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators, etc. should so indicate. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Date                      , 2001

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Signature (owner, joint owners, trustee, custodian, etc.)